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                                   FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 August 30, 1995



                                Ajay Sports, Inc.
             (Exact Name of Registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



       0-18204                                            39-1644025
(Commission File Number)                    (IRS Employer Identification Number)


                   1501 E. Wisconsin Street, Delavan, WI 53115
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (414) 728-5521

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Item 5:           Other Events

Incorporated by reference are press releases of August 22, 1995 and August 30, 1995 announcing the signing of letters of intent to acquire certain assets of Palm Springs Golf Company, Inc. and of Korex Corporation.


Item 7:           Exhibit 1

         Press release dated August 22, 1995.

                  Exhibit 2

         Press release dated August 30, 1995.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AJAY SPORTS,INC.



                                                  By  /S/ROBERT R. HEBARD
                                                     ---------------------------
                                                     Robert R. Hebard, Secretary


September 1, 1995

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AJAY SPORTS, INC.
7001 Orchard Lake Rd. Suite 424, West Bloomfield, MI 48322-3608



FOR IMMEDIATE RELEASE

Contact:    Thomas W. Itin
Phone:      810/851-5651
Fax:        810/851-9080


        AJAY SPORTS SIGNS LETTER OF INTENT TO ACQUIRE OPERATIONS OF KOREX

         West  Bloomfield,  MI,  August 30, 1995 -- Ajay Sports,  Inc.  (Nasdaq:
AJAY) announced that it has signed a Letter of Intent to acquire certain business assets of Korex Corporation, a privately held company located in Naperville, Illinois.

         Korex designs, manufactures and markets a line of golf bags, carts and accessories. The products are primarily sold through mass merchants such as Target, Sears and Shopko. Korex competes against Ajay in the mass merchant channel for golf products, and had sales of approximately $4.1 million in 1994.

         The transaction is subject to certain conditions including bank financing, due diligence, the approval of Ajay Sports' board and the signing of a definitive agreement. The Letter of Intent calls for Ajay Sports to acquire the inventory, machinery, equipment and intellectual property of Korex in exchange for Ajay common stock and cash.

         In commenting, Ajay Chairman and President Thomas W. Itin stated, "This acquisition will be valuable to Ajay for two reasons. First, it will help us to be more efficient in the manufacturing and selling of golf products, and we believe we can achieve significant cost savings through this combination. Second, Korex has existing business relationships with customers in the mass merchant channel that complement and expand Ajay's customer base in that market segment. With our current operations, and if our recently proposed acquisitions are completed, Ajay should have approximately $30 million in annual sales."

         Recently, Ajay Sports closed on a $3,250,000 preferred stock offering and completed a new $8.5 million line of credit with the United States National Bank of Oregon. On August 22nd, Ajay announced the signing of a Letter of Intent to acquire the operating assets of Palm Springs Golf Company, a golf club manufacturer.

         Ajay Sports, Inc., through its wholly-owned subsidiaries, Ajay Leisure Products, Inc. and Leisure Life, Inc., manufactures and distributes golf bags, carts, accessories, billiard equipment and casual living furniture.

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AJAY SPORTS, INC.
7001 Orchard Lake Rd. Suite 424, West Bloomfield, MI 48322-3608



FOR IMMEDIATE RELEASE

Contact:      Thomas W. Itin
Phone:        810/851-5651
Fax:          810/851-9080


         AJAY SPORTS SIGNS LETTER OF INTENT TO ACQUIRE PALM SPRINGS GOLF

         West  Bloomfield,  MI,  August 22, 1995 -- Ajay Sports,  Inc.  (Nasdaq:
AJAY) announced that it has signed a Letter of Intent to acquire the operating assets of Palm Springs Golf Company, Inc. of Palm Desert, CA.
         Palm Springs Golf designs, manufactures and markets a full line of golf clubs, including oversized drivers, metal woods, irons, wedges and putters, along with a line of golf bags and gloves. The product lines are primarily sold through off-course retail discount specialty stores.
         The transaction is subject to certain conditions including bank financing, due diligence, approval of Ajay Sports' board and the signing of a definitive agreement. It calls for Ajay Sports to acquire substantially all of the operating assets of Palm Springs Golf, subject to certain related liabilities, in exchange for the issuance of Ajay common stock and options. if the acquisition is completed, Ajay and Palm Springs Golf plan to maintain independent marketing and sales operations in serving their current distribution channels.
         In commenting, Ajay Chairman and President Thomas W. Itin stated, "Palm Springs Golf's outstanding golf club line and its access to the off-course retail specialty stores, through which Ajay does a small percentage of its total sales, will complement Ajay's presence in the mass merchant store channel and create new marketing opportunities that should strengthen both companies." Palm Springs Golf Chairman Joseph C. Giuffre further commented, "This combination with Ajay will give us the capital we need to expand our product lines, strengthen our presence in the off-course retail discount store market and create a full line golf business with access to the two fastest growing golf distribution channels."
         Recently, Ajay Sports closed on a $3,250,000 preferred stock offering and completed a new $8.5 million line of credit with the United States National Bank of Oregon.
         Ajay Sports, Inc., through its wholly-owned subsidiaries, Ajay Leisure Products, Inc. and Leisure Life, Inc., manufactures and distributes golf bags, carts, accessories, billiard equipment and casual living furniture.

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